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                       UGI UTILITIES INC. AND SUBSIDIARIES
        COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES - EXHIBIT 12.1
                             (THOUSANDS OF DOLLARS)

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
                                                 Six
                                                Months
                                                Ended             Year Ended September 30,
                                               March 31,  --------------------------------------
                                                1999       1998       1997      1996        1995
                                               -------    -------    -------    -------    -------
EARNINGS:
Earnings before income taxes                   $59,864    $57,007    $63,275    $61,717    $39,759
Interest expense                                 8,656     17,383     16,696     15,921     16,632
Amortization of debt discount and expense          106        200        176        173        206
Interest component of rental expense               722      1,624      1,887      1,838      1,604
                                               -------    -------    -------    -------    -------
                                               $69,348    $76,214    $82,034    $79,649    $58,201
                                               =======    =======    =======    =======    =======
FIXED CHARGES:
Interest expense                               $ 8,656    $17,383    $16,696    $15,921    $16,632
Amortization of debt discount and expense          106        200        176        173        206
Allowance for funds used during
        construction (capitalized interest)         18         39        114        107         65
Interest component of rental expense               722      1,624      1,887      1,838      1,604
                                               -------    -------    -------    -------    -------
                                               $ 9,502    $19,246    $18,873    $18,039    $18,507
                                               =======    =======    =======    =======    =======
Ratio of earnings to fixed charges                7.30       3.96       4.35       4.42       3.14
                                               =======    =======    =======    =======    =======
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